EXHIBIT 4

TERMINATION OF JOINT FILING AND GROUP AGREEMENT

March 4, 2016

Each of the undersigned is a party to that certain Joint Filing and Group Agreement, dated November 3, 2015 (the “Joint Filing and Group Agreement”). Each of the undersigned hereby agrees that the Joint Filing and Group Agreement is terminated effective immediately.

BOATHOUSE ROW I, L.P.

By:	/s/ Rachael Clarke
Name: Rachael Clarke
Title: Chief Compliance Officer of Philadelphia Financial Management of San Francisco, LLC

BOATHOUSE ROW II, L.P.

By:	/s/ Rachael Clarke
Name: Rachael Clarke
Title: Chief Compliance Officer of Philadelphia Financial Management of San Francisco, LLC

BOATHOUSE ROW OFFSHORE LTD.

By:	/s/ Rachael Clarke
Name: Rachael Clarke
Title: Chief Compliance Officer of Philadelphia Financial Management of San Francisco, LLC

OC 532 OFFSHORE LTD.

By:	/s/ Rachael Clarke
Name: Rachael Clarke
Title: Chief Compliance Officer of Philadelphia Financial Management of San Francisco, LLC

PHILADELPHIA FINANCIAL MANAGEMENT OF SAN FRANCISCO, LLC

By:	/s/ Rachael Clarke
Name: Rachael Clarke
Title: Chief Compliance Officer of Philadelphia Financial Management of San Francisco, LLC

/s/ Jordan Hymowitz
Jordan Hymowitz

/s/ Justin Hughes
Justin Hughes

VOCE CAPITAL MANAGEMENT LLC

By:	Voce Capital LLC, its Managing Member

By:	/s/ J. Daniel Plants
Name: J. Daniel Plants
Title: Managing Member

VOCE CAPITAL LLC

By:	/s/ J. Daniel Plants
Name: J. Daniel Plants
Title: Managing Member

/s/ J. Daniel Plants
J. Daniel Plants